UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2011

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2900 Potshop Lane, Suite 100
East Norriton, PA 19403
 (Address of principal executive offices, with zip code)

(610) 292-8364
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 9, 2011, Tengion, Inc. (the “Company”) issued its second quarter 20101 business update and earnings release. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2011, the Board of Directors of the Company determined that Timothy Bertram, Chief Scientific Officer and Executive Vice President Science and Technology, will perform functions similar to that of the principal executive officer.  All members of the Company’s senior management team will continue to report to David I. Scheer, as Chairman of the Board of Directors.

Dr. Bertram has served as the Company’s Chief Scientific Officer and Executive Vice President, Science and Technology since October 2010 and previously served as its Senior Vice President, Science and Technology from August 2004 to October 2010. Dr. Bertram is responsible for leading the Company’s research and development efforts. Prior to joining the Company, Dr. Bertram served as a senior scientific executive at Pfizer, a large multi-national pharmaceutical company, from 1999 to 2004, and held a similar position at SmithKline Beecham Pharmaceuticals, a large multi-national pharmaceutical and healthcare company, from 1996 to 1999, and Procter & Gamble Co., a large multi-national company that manufactures consumer goods, from 1989 to 1996.  Organizations he led supported the discovery, development and commercialization of new medical products for multiple therapeutic areas.  He was a faculty member at the University of Illinois from 1984 to 1987 and was a visiting scientist to the National Institutes of Health from 1987 to 1989. Dr. Bertram  continues to maintain active advisory positions at leading American and European educational institutions and international scientific organizations. Dr. Bertram received a DVM and PhD from Iowa State University and completed post-doctoral studies in cell signaling pathways.

There has been no transaction since January 1, 2010, or proposed transaction, to which the Company was or is to be a party in which Dr. Bertram had a direct or indirect interest required to be disclosed under Item 404 of Regulation S−K. There are no family relationships between Dr. Bertram and any other officer or director of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: August 9, 2011	By: /s/ Joseph W. La Barge
Joseph W. La Barge
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated August 9, 2011